CSFB 05-4

Group 9

Pay rules

1.

Pay approximately 33.85395% to the following classes:

a.

Pay according to the 9A10 PAC schedule

b.

Pay approximately 83.333333% pro-rata to the 9FL1 and 9IN1 until retired

c.

Pay approximately 16.666667% pro-rata to the 3A4 and 3A5 until retired

d.

Pay disregarding the 9A10 PAC schedule until retired

2.

Pay approximately 66.14605% to the 9PT1 until retired

Notes

Pxing Speed = 300PSA

Floater Bonds:

9FL1– 0 day delay, 1ML + .6%, 7.5% Cap, .6% Floor, Initial Libor – 2.85%

Inverse Bonds:

9IN1 – 0 day delay, 18.9749977% -2.74999953*1ML, 18.9749977% Cap, 0% Floor, Initial Libor – 2.85%

Settlement = 4/29/05